UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 28, 2005

Globix Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-14168	13-3781263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

139 Centre Street, New York, New York	10013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (212) 334-8500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K, Current Report

Globix Corporation

Commission File No. 001-14168

Item 1.01 Entry into Material Definitive Agreements.

On December 28, 2005, Globix Corporation (the “Company”) and Capital & Technology Advisors, Inc. (“CTA”) entered into a letter agreement (the “Amendment”) amending a consulting agreement entered into as of May 15, 2005 by the Company and Communication Technology Advisors LLC, a predecessor to CTA (the “Agreement”). The Agreement, as amended, contains provisions pursuant to which CTA provides consulting services to the Company in connection with possible strategic transactions as requested and certain operational matters. Pursuant to the Amendment, the monthly fees payable to CTA by the Company under the Agreement will be changed from $120,000 to $60,000 commencing on January 15, 2006 through the May 14, 2006 term of the Agreement.

Wayne Barr, Jr., President of CTA, is a member of the Board of Directors of the Company. A copy of the Agreement is on file with the SEC as Exhibit 10.1 to the Company’s Form 10-Q filed on May 13, 2005.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
10.23	Letter Agreement, dated as of December 28, 2005, between Globix Corporation and Capital Technology Advisors, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2005	Globix Corporation

By: /s/ Gene M. Bauer
Name: Gene M. Bauer
Title: Vice President, General Counsel & Secretary